THELEN REID & PRIEST LLP
                             40 West 57th Street
                             New York, NY  10019


                                                         Exhibit 5(b) and 8




                                             New York, New York
                                             August 6, 1998


          UniSource Energy Corporation
          220 West Sixth Street
          Tucson, Arizona  85701



          Ladies and Gentlemen:

                    We are acting as counsel to UniSource Energy
          Corporation, an Arizona corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of an aggregate of 4,822,000 shares (the "Shares") of the Company's common stock, without par value (the "Common Stock"), issuable upon the exercise of Warrants (the "Warrants") to purchase shares of Common Stock, as well as the Warrants. The Warrants are to be issued pursuant to an offer by the Company to exchange (the "Exchange Offer") any and all outstanding warrants to purchase shares of common stock of Tucson Electric Power Company, an Arizona corporation and wholly-owned subsidiary of the Company for Warrants expiring in 1999 to purchase shares of common stock of the Company and Warrants expiring in 2000 to purchase shares of common stock of the Company, as described in the Registration Statement.

                    Subject to the qualifications hereinafter expressed, we are of the opinion that:

                    (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona.

                    (2) With respect to authorized but unissued shares of Common Stock to be issued and sold pursuant to the exercise of the Warrants, when

                         (a) the Registration Statement shall have become effective under the Act,

                         (b) the Company's Board of Directors or a duly authorized committee thereof shall have taken such action as may be necessary to authorize the issuance and sale of the Shares on the terms set forth in or contemplated by the Registration Statement, as to be amended or supplemented, and the exhibits thereto, and to authorize such other action as may be necessary in connection with the consummation of the issuance and sale of the Shares, and

                         (c) such Shares shall have been issued, sold and delivered by the Company pursuant to the Warrants, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above and the Company's Amended and Restated Articles of Incorporation,

                         such Common Stock will have been validly issued and will be fully paid and nonassessable.

                    (3) The Warrants, when issued and delivered in accordance with the Exchange Offer, will be valid obligations of the Company.

                    We are further of the opinion that the statements contained in the Prospectus portion of the Registration Statement under the caption "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" describing certain federal income tax consequences of the purchase, ownership and disposition of the Warrants, constitutes an accurate description, in general terms, of the indicated United States Federal income tax consequences to holders of such Shares.

                    As members of the New York bar, we do not hold ourselves out as experts of the laws of other states. To the extent the opinions expressed are dependent upon matters governed by the law of the State of Arizona, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Dennis R. Nelson, Esq.

                    We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5(b) and 8 to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we belong to the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated by the Securities and Exchange Commission thereunder.


                                             Very truly yours,

                                             /s/ Thelen Reid & Priest LLP

                                             THELEN REID & PRIEST LLP